Exhibit 99.1

Blackstone Reports Fourth Quarter and

Full Year 2011 Results

Despite challenging market and economic conditions, Economic Net Income (“ENI”) was $1.4 billion for the full year 2011. ENI was $450 million for the fourth quarter of 2011, compared to $513 million for the fourth quarter of 2010.

Distributable Earnings were $697 million for the full year 2011; Distributable Earnings were $178 million for the fourth quarter of 2011, compared to $239 million in the fourth quarter of 2010.

GAAP Results Attributable to The Blackstone Group L.P. improved in 2011 with a net loss of $269 million, compared to a net loss of $370 million in 2010, in each case including net IPO and acquisition-related charges. GAAP Net Loss Attributable to The Blackstone Group L.P. was $123 million in the fourth quarter of 2011, compared to a net loss of $11 million in the fourth quarter of 2010.

Fee-Earning Assets Under Management increased 25% to a record $137 billion at December 31, 2011, from $110 billion at December 31, 2010, while Total Assets Under Management increased 30% to $166 billion at December 31, 2011.

Blackstone declares a quarterly distribution of $0.22 per common unit which brings full year distributions to $0.52 per common unit.

New York, February 2, 2012: The Blackstone Group L.P. (NYSE: BX) today reported its fourth quarter and full year 2011 results.

Economic Net Income (“ENI”) was $1.389 billion for the full year 2011, slightly lower than $1.418 billion ENI for the full year 2010. The decline in ENI compared to the full year 2010 was driven principally by a slowing in the rate of increase in the carrying value of assets as of December 31, 2011 across Blackstone’s investment segments, offset by an increase of $246.5 million, or 15%, in Total Management and Advisory Fees to $1.878 billion for the full year 2011. ENI was $449.9 million for the three months ended December 31, 2011, a decrease of $62.8 million, compared to ENI of $512.7 million for the three months ended December 31, 2010, primarily attributable to decreases in Performance Fees and Investment Income.

Driven by strong net inflows during the last year, Blackstone’s managed assets demonstrated consistent growth with Fee-Earning Assets Under Management and Total Assets Under Management rising to a record $136.8 billion and $166.2 billion, respectively, at December 31, 2011. The Blackstone funds had $32.9 billion of committed but uninvested capital, or “dry powder”, at the end of 2011.

The Blackstone Group® L.P.
345 Park Avenue
New York, NY 10154
212 583-5000

For the full year 2011, Total Segment Revenues were $3.3 billion, up 5% from $3.1 billion for the full year 2010 due to higher Management Fees and Performance Fees, offset by a decrease in Investment Income. Total Management Fees increased to $1.9 billion, up 15% from $1.6 billion for the full year 2010, principally due to the increase in Fee-Earning Assets Under Management. Performance Fees increased 27% to $1.2 billion in 2011 driven by increases in the Real Estate segment, which more than offset decreases in the other investment segments. Investment Income was lower across all segments due to a slowing in appreciation over the prior year.

Total Segment Expenses were $1.7 billion for the full year 2011, an increase from $1.6 billion for the full year 2010, primarily due to an increase of $101.5 million in Compensation, excluding Performance Fee Compensation. Compensation was up 12% to $960.6 million for the full year 2011, principally as a result of increased investment across Blackstone supporting its continued strong growth. Blackstone’s non-compensation expenses were up 22% from full year 2010 driven mostly by professional fees, financing activities and occupancy costs related to continuing global expansion and the launch of new products.

GAAP results for the year ended December 31, 2011 included Revenues of $3.3 billion, compared to $3.1 billion for the full year 2010, and Net Loss Attributable to The Blackstone Group L.P. of $269.0 million, compared to a net loss of $370.0 million for the full year 2010. GAAP results for the fourth quarter of 2011 included Revenues of $915.1 million, compared to $1.1 billion for the fourth quarter of 2010, and Net Loss Attributable to The Blackstone Group L.P. of $123.4 million, compared to a net loss of $11.0 million for the fourth quarter of 2010.

Stephen A. Schwarzman, Chairman and Chief Executive Officer, said, “Despite volatile markets and struggling economies, Blackstone had strong performance in 2011. Our investors view us as a critical partner, helping them protect and grow their capital. We again reported net inflows in every one of our businesses with record fee-earning assets under management of $137 billion at year end, up 25% year over year. During 2011, we invested or committed over $16 billion from our drawdown funds, which we believe will yield attractive results for our investors as well as provide capital that is critical to spurring economic growth, supporting job creation and restoring confidence in our nation’s future. We also distributed approximately $9 billion to our drawdown fund investors during the year.”

The table below details Blackstone’s ENI, Net Fee Related Earnings from Operations, Distributable Earnings and Fee-Earning Assets Under Management as of, and for, the fourth quarters of 2011 and 2010, and for the full years 2011 and 2010. ENI, Total Segments includes unrealized gains (losses) and the direct compensation impact related to those gains (losses), but excludes IPO and acquisition-related charges.

	Quarter Ended December 31,		Variance		Year Ended December 31,		Variance
	2011	2010	$	%	2011	2010	$	%
	(Unaudited, Dollars in Thousands, Except Per Unit Amounts)
Economic Net Income, Total Segments	$482,772	$606,106	$(123,334)	-20%	$1,584,971	$1,580,770	$4,201	0%
Provision for Income Taxes (a)	32,871	93,357	(60,486)	-65%	196,127	163,109	33,018	20%

Economic Net Income, After Taxes	$449,901	$512,749	$(62,848)	-12%	$1,388,844	$1,417,661	$(28,817)	-2%

Economic Net Income, After Taxes per Adjusted Unit (b)	$0.40	$0.46	$(0.06)	-13%	$1.25	$1.28	$(0.03)	-2%

Net Fee Related Earnings from Operations	$152,344	$122,740	$29,604	24%	$502,095	$442,314	$59,781	14%

Distributable Earnings	$178,186	$239,197	$(61,011)	-26%	$696,724	$701,784	$(5,060)	-1%

Distributable Earnings per Common Unit (c)	$0.16	$0.20	$(0.04)	-20%	$0.60	$0.62	$(0.02)	-3%

Fee-Earning Assets Under Management:
Private Equity	$37,237,791	$24,188,555	$13,049,236	54%
Real Estate	31,236,540	26,814,714	4,421,826	16%
Hedge Fund Solutions	37,819,636	33,159,795	4,659,841	14%
Credit Businesses	30,462,786	25,337,158	5,125,628	20%

Total Fee-Earning Assets Under Management	$136,756,753	$109,500,222	$27,256,531	25%

(a)	Represents the implied provision for income taxes calculated using a similar methodology applied in calculating the tax provision for The Blackstone Group L.P.
(b)	Adjusted Units represents the weighted-average unit count for Economic Net Income. A reconciliation of this item to the comparable GAAP measure is presented in Exhibit 4 to this release.
(c)	See Exhibit 4 for the calculation of Distributable Earnings Units Outstanding.

SEGMENT REVIEW

Private Equity

Private Equity had full year revenues of $578.8 million, compared to revenues of $828.4 million for the full year 2010. The decrease from full year 2010 was principally due to lower Performance Fees and Investment Income, partially offset by an increase in Total Management Fees of $102.6 million due to an increase in Fee-Earning Assets Under Management. Revenues were $190.9 million for the fourth quarter of 2011, compared to $252.8 million in the fourth quarter of 2010. The decrease from the fourth quarter of 2010 was principally due to a $93.9 million decrease in Performance Fees, partially offset by an increase in Total Management Fees of $27.6 million.

The carrying value of assets in the contributed Private Equity funds increased by 5.3% for the full year 2011 driven by an increase in the carrying value of our energy holdings as well as positive performance of our publicly traded investments, particularly those that had initial public offerings in 2011. The carrying value of the segment’s investments increased by 3.3% in the fourth quarter of 2011 due to stronger public markets and increases in the carrying value of the segment’s privately held investments in the energy and retail/consumer sectors, partially offset by foreign currency losses. Annual growth in EBITDA of the private equity portfolio companies averaged approximately 8% to 10%, compared to the prior year. As of December 31, 2011, the unrealized value and cumulative realized proceeds, before carried interest, fees and expenses, for Blackstone’s contributed Private Equity funds was 1.4 times investors’ original investments. On a realized/partially realized basis, this multiple was 2.3 times investors’ original investments.

ENI was $241.1 million for the full year 2011, down from $485.5 million for the full year 2010, a result of lower Performance Fees and Investment Income. ENI was $106.7 million for the fourth quarter of 2011, down from $161.7 million in 2010, principally a result of lower Performance Fees.

Fee-Earning Assets Under Management were $37.2 billion at December 31, 2011 compared to $24.2 billion at December 31, 2010, due to the commencement of the investment period for the BCP VI, Energy and China funds.

Limited Partner Capital Invested during the full year 2011 totaled $3.8 billion, an increase from $1.7 billion invested during the full year 2010. Limited Partner Capital Invested during the fourth quarter of 2011 was $1.1 billion, up significantly from $116.9 million during the fourth quarter of 2010. Dry powder for Private Equity was $16.3 billion as of December 31, 2011. Blackstone’s Private Equity segment’s funds had $286.7 million of Limited Partner Capital committed to transactions which had not yet closed as of December 31, 2011.

Real Estate

Real Estate had full year revenues of $1.6 billion, compared to revenues of $1.0 billion for the full year 2010. Revenues were $392.4 million for the fourth quarter of 2011, compared to $417.2 million in 2010. The increase from full year 2010 was principally due to a year over year increase in Performance Fees of $652.3 million. Fourth quarter 2011 revenues decreased $24.8 million from the fourth quarter of 2010, principally due to declines in Investment Income and Transaction and Other Fees, partially offset by an increase in Performance Fees.

The carrying value of assets in contributed Real Estate funds, including fee-paying co-investments, increased 16.7% and 3.3% for the full year 2011 and for the fourth quarter of 2011, respectively. Similar to prior quarters, and despite the continued volatility in the global economy and public equity markets, operating fundamentals remained healthy across all of the segment’s properties. For 2011, RevPAR (Revenue per Available Room) of Blackstone’s significant hospitality investments increased between 6% and 8% for 2011 over 2010. During the fourth quarter of 2011, occupancy levels and market rental rates within Blackstone’s significant office investments increased over 3% and approximately 5%, respectively, compared to the same period in 2010. On a trailing twelve month basis through the third quarter of 2011, the latest available financial information, retail sales in the mall investments were up approximately 8%. At December 31, 2011, occupancy levels at the grocery anchored retail centers were in excess of 88%, the highest occupancy levels achieved by Blackstone’s properties in over 18 months. The increase in Performance Fees was primarily related to the strong performance of the funds’ office, hospitality and retail investments with a portion of the increase due to the impact of the “catch-up” provisions of the funds. As of December 31, 2011, the unrealized value and cumulative realized proceeds, before carried interest, fees and expenses, of Blackstone’s contributed Real Estate funds, including fee-paying co-investments, represented 1.4 times investors’ original investment. On a realized/partially realized basis, this multiple was 2.1 times investors’ original investments.

ENI for the Real Estate segment was $1.0 billion for the full year 2011 compared to $639.5 million for 2010, driven principally by the increase in Performance Fees. ENI was $250.8 million for the fourth quarter of 2011, down from $280.8 million in the fourth quarter of 2010. The decrease was due to the revenue decline discussed above.

Fee-Earning Assets Under Management were $31.2 billion at December 31, 2011, compared to $26.8 billion at December 31, 2010. Fee-Earning Assets Under Management increased in 2011 principally due to the commencement of the investment period of the BREP VII fund.

Limited Partner Capital Invested during 2011 was $6.1 billion, up from $4.1 billion in 2010. Limited Partner Capital Invested during the fourth quarter of 2011 was $995.6 million, down from $2.3 billion during the fourth quarter of 2010. Dry powder for Real Estate was $10.0 billion as of December 31, 2011. Blackstone’s Real Estate segment’s funds had $939.7 million of Limited Partner Capital committed to transactions which had not yet closed as of December 31, 2011.

Hedge Fund Solutions

Hedge Fund Solutions had full year revenues of $338.5 million compared to revenues of $366.8 million for the full year 2010. Revenues were $91.4 million for the fourth quarter of 2011, compared to $119.1 million in 2010. The decrease from full year 2010 was principally due to decreases in Performance Fees and Investment Income of $47.4 million and $30.5 million, respectively, partially offset by an increase in Total Management Fees of 15% to $317.7 million for the full year 2011. Fourth quarter 2011 revenues decreased $27.8 million from the fourth quarter of 2010 principally due to declines in Performance Fees and Investment Income.

The returns for the underlying assets for Blackstone’s Hedge Fund Solutions’ funds were 1.6% for the fourth quarter of 2011 and (1.0)% for the full year 2011.

ENI for the Hedge Fund Solutions segment declined 29% to $140.8 million for the full year 2011 compared to $198.3 million for the full year 2010. ENI was $31.5 million for the fourth quarter of 2011, down from $70.7 million in the fourth quarter of 2010. The full year and quarterly decreases were driven principally by the decreases in Performance Fees and Investment Income mentioned above.

Fee-Earning Assets Under Management for the segment grew 14% to a record $37.8 billion at December 31, 2011, compared to $33.2 billion at December 31, 2010. Net inflows for Blackstone’s Hedge Fund Solutions business came primarily from its commingled and customized investment products and its long only solutions business. Hedge Fund Solutions had $271.5 million of net inflows of Fee-Earning Assets Under Management for the fourth quarter of 2011, bringing year to date net fee-earning inflows to $6.4 billion.

Credit Businesses

Credit Businesses had full year revenues of $395.0 million in 2011 compared to revenues of $478.7 million for the full year 2010. The decrease from full year 2010 to full year 2011 was principally due to Performance Fees of $141.8 million, compared to $261.1 million in 2010. This was partially offset by an increase in Total Management Fees of 23% or $44.1 million. Revenues were $125.1 million for the fourth quarter of 2011, compared to $165.6 million for the fourth quarter of 2010. The decrease from the fourth quarter of 2010 was also principally due to declines in Performance Fees and Investment Income.

The returns of the underlying assets for Blackstone’s Credit Businesses for the fourth quarter of 2011 were 4.3% for the hedge funds, 2.1% for the rescue lending funds, and 4.9% for the mezzanine funds. For the full year 2011, the returns of the underlying assets for Blackstone’s credit-oriented businesses were 8.9% for the hedge funds, 4.4% for the rescue lending funds, and 28.1% for the mezzanine funds.

ENI for the Credit Businesses segment decreased by 18% to $141.6 million for the full year 2011 compared to $173.7 million for the full year 2010. ENI decreased by 14% to $54.7 million for the fourth quarter of 2011 compared to $63.5 million for the fourth quarter of 2010. The full year and fourth quarter 2011 declines in ENI were attributable to the lower Performance Fees and Investment Income mentioned above.

Fee-Earning Assets Under Management for the segment increased 20% to $30.5 billion at December 31, 2011 from $25.3 billion at December 31, 2010. The $5.1 billion increase was due to drawdowns of Limited Partner Capital in the mezzanine funds and rescue lending funds which trigger the commencement of management fees. In addition, there was strong year over year growth in the long-only platform, including the acquisition of the Allied Irish Banks CLOs during the second quarter of 2011.

Dry powder of drawdown funds for the Credit Businesses segment was $5.1 billion as of December 31, 2011.

On January 5, 2012, the Credit Businesses completed the acquisition of Harbourmaster Capital, a leading European leveraged loan manager and adviser with €7.5 billion ($9.8 billion) of Assets Under Management as of December 31, 2011.

Financial Advisory

Financial Advisory had full year revenues of $389.9 million compared to revenues of $431.9 million for the full year 2010. Revenues were $125.3 million for the fourth quarter of 2011 compared to $131.1 million in 2010. The decrease from full year 2010 was principally due to decreases in fees from Blackstone’s restructuring and reorganization business, partially offset by an increase from Blackstone’s fund placement business.

ENI was $59.6 million for the full year 2011 compared to $83.7 million for the full year 2010. Fourth quarter 2011 ENI increased $9.7 million to $39.1 million from the fourth quarter of 2010.

CAPITAL AND LIQUIDITY

As of December 31, 2011, Blackstone had $1.6 billion in cash, Treasury cash management strategies and liquid Blackstone funds. Long-term debt totaled $1.0 billion in borrowings from the 2010 and 2009 bond issuances. Blackstone has no borrowings outstanding against its $1 billion revolving credit facility, which expires in April 2016.

DISTRIBUTION

The Blackstone Group L.P. has declared a quarterly distribution of $0.22 per common unit to record holders of common units at the close of business on March 15, 2012. This distribution will be paid on March 30, 2012.

Blackstone’s general partner maintains the right to determine the amount to be distributed from The Blackstone Group L.P.’s net after-tax share of its annual Distributable Earnings. Distributable Earnings will only be a starting point for the determination of the amount to be distributed to unitholders because in determining the amount to be distributed Blackstone will subtract from Distributable Earnings any amounts determined by its general partner to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and funds, to comply with applicable law, any of its debt instruments or other agreements, or to provide for future distributions to its unitholders for any ensuing quarter. The aggregate amounts of Blackstone’s distributions to unitholders will typically be less than its Distributable Earnings for that year.

As was the case for 2011, Blackstone’s current intention is to distribute to its common unitholders substantially all of The Blackstone Group L.P.’s net after-tax share of annual Distributable Earnings less the amount of its realized investment gains and returns of capital from investments and acquisitions. This determination has been based on the continued pace of organic and inorganic growth and the potential for further strategic initiatives and the retained amount will be used for those purposes. The retained cash will be deducted from the fourth quarter distribution which is made in the first quarter of the ensuing calendar year. Distributions for the first three quarters will remain unchanged at $0.10 per unit. All distributions are subject to Blackstone’s discretion to retain additional amounts from the amount of annual Distributable Earnings to be distributed as described above.

Because Blackstone will not know what its Distributable Earnings will be for any fiscal year until the end of such year, Blackstone expects that its first three quarterly distributions in respect of any given year will be based on its anticipated annualized Net Fee Related Earnings. For the fourth quarter of each year Blackstone expects to pay the remaining amount of the year’s Distributable Earnings less realized investment gains and returns of capital from investments and acquisitions. As such, the distributions for the first three quarters are expected to be smaller than the final quarterly distribution in respect of such year.

All of the foregoing is subject to the qualification that the declaration and payment of any distributions are at the sole discretion of Blackstone’s general partner and the general partner may change its distribution policy at any time.

Because the wholly-owned subsidiaries of The Blackstone Group L.P. must pay taxes and make payments under the tax receivable agreements described in Blackstone’s Annual Report on Form 10-K, the amounts ultimately distributed by The Blackstone Group L.P. to its common unitholders in respect of each fiscal year are expected to be different, on a per unit basis, than the amounts distributed by the Blackstone Holdings partnerships to the Blackstone personnel and others who are limited partners of the Blackstone Holdings partnerships in respect of their Blackstone Holdings partnership units.

# # #

Blackstone will host a conference call on February 2, 2012 at 11:00 a.m. ET to discuss 2011 results. The conference call can be accessed by dialing (877) 391-6747 (U.S. domestic) or +1 (617) 597-9291 (international), pass code 31241240. Additionally, the conference call will be broadcast live over the internet and can be accessed by all interested parties through the Investor Relations section of The Blackstone Group’s website http://ir.blackstone.com. For those unable to listen to the live broadcast, a replay will be available on Blackstone’s website or by dialing (888) 286-8010 (U.S. domestic) or +1 (617) 801-6888 (international), conference ID number 73697179, beginning approximately two hours after the event.

Blackstone expects to host conference calls to report its 2012 results as follows: first quarter results, April 19, 2012; second quarter results, July 19, 2012; third quarter results, October 18, 2012 and fourth quarter and full year results, January 31, 2013.

Investor Relations Contacts:

Joan Solotar

The Blackstone Group

Tel: +1 (212) 583-5068

solotar@blackstone.com

Weston Tucker

The Blackstone Group

Tel: +1 (212) 583-5231

tucker@blackstone.com

Media Relations Contact:

Peter Rose

The Blackstone Group

Tel: +1 (212) 583-5871

rose@blackstone.com

About The Blackstone Group

Blackstone (NYSE:BX) is one of the world’s leading investment and advisory firms. Blackstone seeks to create positive economic impact and long-term value for its investors, the companies invested in, the companies advised and the broader global economy. Blackstone does this through the commitment of its extraordinary people and flexible capital. Blackstone’s alternative asset management businesses include the management of private equity funds, real estate funds, hedge fund solutions, credit-oriented funds and closed-end mutual funds. Blackstone also provides various financial advisory services, including financial and strategic advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.blackstone.com. Follow Blackstone on Twitter @Blackstone.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which reflect Blackstone’s current views with respect to, among other things, Blackstone’s operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Blackstone believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as such factors may be updated from time to time in its periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the filings. Blackstone undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This release does not constitute an offer of any Blackstone Fund.

THE BLACKSTONE GROUP L.P.

Exhibit 1a. Consolidated Statements of Operations

(Unaudited, Dollars in Thousands, Except Per Unit Data)

	Quarter Ended December 31,
	2011	2010
Revenues
Management and Advisory Fees	$475,779	$461,345

Performance Fees
Realized	64,435	194,780
Unrealized	293,667	258,809

Total Performance Fees	358,102	453,589

Investment Income
Realized	9,860	(336)
Unrealized	55,665	160,313

Total Investment Income	65,525	159,977

Interest and Dividend Revenue	10,004	10,296
Other	5,695	(1,192)

Total Revenues	915,105	1,084,015

Expenses
Compensation and Benefits
Compensation	568,319	696,561
Performance Fee Compensation
Realized	46,730	72,734
Unrealized	47,998	70,615

Total Compensation and Benefits	663,047	839,910
General, Administrative and Other	150,937	124,505
Interest Expense	16,051	14,596
Fund Expenses	6,462	10,730

Total Expenses	836,497	989,741

Other Income
Reversal of Tax Receivable Agreement Liability	197,816	—
Net Gains from Fund Investment Activities	464,179	104,369

Total Other Income	661,995	104,369

Income Before Provision for Taxes	740,603	198,643
Provision for Taxes	251,644	59,867

Net Income	488,959	138,776
Net Income (Loss) Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	(9,635)	37,666
Net Income Attributable to Non-Controlling Interests in Consolidated Entities	466,452	25,496
Net Income Attributable to Non-Controlling Interests in Blackstone Holdings	155,547	86,587

Net Loss Attributable to The Blackstone Group L.P.	$(123,405)	$(10,973)

Net Loss per Common Unit, Basic and Diluted	$(0.25)	$(0.03)

THE BLACKSTONE GROUP L.P.

Exhibit 1b. Consolidated Statements of Operations

(Unaudited, Dollars in Thousands, Except Per Unit Data)

	Year Ended December 31,
	2011	2010
Revenues
Management and Advisory Fees	$1,811,750	$1,584,748

Performance Fees
Realized	229,006	366,721
Unrealized	953,654	571,113

Total Performance Fees	1,182,660	937,834

Investment Income
Realized	87,542	29,157
Unrealized	125,781	532,004

Total Investment Income	213,323	561,161

Interest and Dividend Revenue	37,427	36,218
Other	7,416	(619)

Total Revenues	3,252,576	3,119,342

Expenses
Compensation and Benefits
Compensation	2,421,712	3,253,226
Performance Fee Compensation
Realized	99,527	128,316
Unrealized	217,186	228,647

Total Compensation and Benefits	2,738,425	3,610,189
General, Administrative and Other	531,370	466,358
Interest Expense	57,824	41,229
Fund Expenses	25,507	26,214

Total Expenses	3,353,126	4,143,990

Other Income
Reversal of Tax Receivable Agreement Liability	197,816	—
Net Gains from Fund Investment Activities	14,935	501,994

Total Other Income	212,751	501,994

Income (Loss) Before Provision for Taxes	112,201	(522,654)
Provision for Taxes	347,056	84,669

Net Loss	(234,855)	(607,323)
Net Income (Loss) Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	(32,526)	84,837
Net Income Attributable to Non-Controlling Interests in Consolidated Entities	15,610	346,312
Net Income (Loss) Attributable to Non-Controlling Interests in Blackstone Holdings	51,092	(668,444)

Net Loss Attributable to The Blackstone Group L.P.	$(269,031)	$(370,028)

Net Loss per Common Unit, Basic and Diluted	$(0.57)	$(1.02)

THE BLACKSTONE GROUP L.P.

Exhibit 2a. Economic Net Income and Net Fee Related Earnings from Operations

(Unaudited, Dollars in Thousands)

The tables below detail Blackstone’s Economic Net Income and Net Fee Related Earnings from Operations. Net Fee Related Earnings from Operations is a supplemental measure of after tax performance used to highlight earnings from operations excluding the income from and related profit sharing expenses of Blackstone’s performance fees and investment income, except for interest income. The reconciliation of Economic Net Income to Net Fee Related Earnings from Operations is presented in Exhibit 2b to this release.

	Three Months Ended								Twelve Months Ended
											Dec 31, 2011 vs.
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Dec 31,	Dec 31,	Dec 31, 2010
	2010	2010	2010	2010	2011	2011	2011	2011	2010	2011	$	%
Economic Net Income, Total Segments
Revenues
Management and Advisory Fees
Base Management Fees	$251,971	$262,914	$269,434	$285,152	$305,587	$316,474	$322,371	$336,753	$1,069,471	$1,281,185	$211,714	20%
Advisory Fees	76,568	134,099	84,541	130,932	70,252	102,243	86,178	123,567	426,140	382,240	(43,900)	-10%
Transaction and Other Fees, Net *	35,260	20,617	22,948	58,923	58,363	103,561	41,793	43,796	137,748	247,513	109,765	80%
Management Fee Offsets **	(1,178)	(179)	(674)	(282)	(8,536)	(8,675)	(7,703)	(8,479)	(2,313)	(33,393)	(31,080)	N/M

Total Management and Advisory Fees	362,621	417,451	376,249	474,725	425,666	513,603	442,639	495,637	1,631,046	1,877,545	246,499	15%

Performance Fees
Realized	53,881	46,374	66,039	195,369	95,600	60,215	7,897	64,224	361,663	227,936	(133,727)	-37%
Unrealized	132,333	(20,738)	192,745	260,286	505,197	612,843	(465,176)	293,726	564,626	946,590	381,964	68%

Total Performance Fees	186,214	25,636	258,784	455,655	600,797	673,058	(457,279)	357,950	926,289	1,174,526	248,237	27%

Investment Income (Loss)
Realized	5,307	15,721	14,276	11,611	23,499	30,732	31,647	16,697	46,915	102,575	55,660	119%
Unrealized	151,521	87,186	128,247	134,680	102,577	106,837	(165,753)	39,028	501,634	82,689	(418,945)	-84%

Total Investment Income (Loss)	156,828	102,907	142,523	146,291	126,076	137,569	(134,106)	55,725	548,549	185,264	(363,285)	-66%
Interest Income and Dividend Revenue	8,690	6,930	10,187	10,289	9,448	9,283	10,110	10,003	36,096	38,844	2,748	8%
Other	(3,250)	(644)	4,468	(1,192)	2,259	1,128	(1,667)	5,695	(618)	7,415	8,033	N/M

Total Revenues	711,103	552,280	792,211	1,085,768	1,164,246	1,334,641	(140,303)	925,010	3,141,362	3,283,594	142,232	5%

Expenses
Compensation and Benefits
Compensation	190,637	220,662	210,582	237,233	224,532	272,392	238,207	225,438	859,114	960,569	101,455	12%
Performance Fee Compensation
Realized	7,741	22,879	24,962	72,734	14,543	27,711	10,543	46,730	128,316	99,527	(28,789)	-22%
Unrealized	54,600	(892)	104,323	70,615	162,525	118,097	(111,435)	47,998	228,646	217,185	(11,461)	-5%

Total Compensation and Benefits	252,978	242,649	339,867	380,582	401,600	418,200	137,315	320,166	1,216,076	1,277,281	61,205	5%
Other Operating Expenses	73,023	88,160	84,253	99,080	102,975	99,363	96,932	122,072	344,516	421,342	76,826	22%

Total Expenses	326,001	330,809	424,120	479,662	504,575	517,563	234,247	442,238	1,560,592	1,698,623	138,031	9%

Total Economic Net Income (Loss)	$385,102	$221,471	$368,091	$606,106	$659,671	$817,078	$(374,550)	$482,772	$1,580,770	$1,584,971	$4,201	0%

Total Net Fee Related Earnings from Operations	$98,745	$107,915	$112,914	$122,740	$98,546	$143,563	$107,642	$152,344	$442,314	$502,095	$59,781	14%

*	Transaction and Other Fees, Net, are net of amounts, if any, shared with limited partners including, for Private Equity, broken deal expenses.
**	Primarily placement fees.

continued...

THE BLACKSTONE GROUP L.P.

Exhibit 2a. Economic Net Income and Net Fee Related Earnings from Operations

(Unaudited, Dollars in Thousands)

	Three Months Ended								Twelve Months Ended
											Dec 31, 2011 vs.
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Dec 31,	Dec 31,	Dec 31, 2010
	2010	2010	2010	2010	2011	2011	2011	2011	2010	2011	$	%
Private Equity
Revenues
Management Fees
Base Management Fees	$65,432	$66,795	$66,077	$65,003	$79,935	$82,297	$85,534	$84,231	$263,307	$331,997	$68,690	26%
Transaction and Other Fees, Net *	31,972	16,367	13,348	10,556	35,342	52,353	21,430	23,879	72,243	133,004	60,761	84%
Management Fee Offsets **	—	—	(91)	(97)	(7,889)	(7,629)	(6,498)	(5,057)	(188)	(27,073)	(26,885)	N/M

Total Management Fees	97,404	83,162	79,334	75,462	107,388	127,021	100,466	103,053	335,362	437,928	102,566	31%

Performance Fees
Realized	46,175	1,106	44,814	64,774	82,389	1,362	(17,966)	(28,392)	156,869	37,393	(119,476)	-76%
Unrealized	45,549	(24,020)	45,499	84,466	32,537	187,190	(270,014)	83,777	151,494	33,490	(118,004)	-78%

Total Performance Fees	91,724	(22,914)	90,313	149,240	114,926	188,552	(287,980)	55,385	308,363	70,883	(237,480)	-77%

Investment Income (Loss)
Realized	(495)	3,141	9,940	2,746	17,907	3,021	20,548	3,512	15,332	44,988	29,656	193%
Unrealized	84,684	17,275	30,491	20,838	29,126	76,947	(121,688)	25,091	153,288	9,476	(143,812)	-94%

Total Investment Income (Loss)	84,189	20,416	40,431	23,584	47,033	79,968	(101,140)	28,603	168,620	54,464	(114,156)	-68%
Interest Income and Dividend Revenue	3,428	2,728	3,802	4,086	3,505	3,197	3,396	3,651	14,044	13,749	(295)	-2%
Other	100	460	1,061	400	811	665	141	193	2,021	1,810	(211)	-10%

Total Revenues	276,845	83,852	214,941	252,772	273,663	399,403	(285,117)	190,885	828,410	578,834	(249,576)	-30%

Expenses
Compensation and Benefits
Compensation	46,910	46,612	47,552	38,271	54,924	64,633	52,388	45,611	179,345	217,556	38,211	21%
Performance Fee Compensation
Realized	6,005	128	10,783	15,711	7,718	49	(2,443)	(3,859)	32,627	1,465	(31,162)	-96%
Unrealized	6,344	(10,296)	18,306	6,966	5,464	29,309	(44,955)	7,953	21,320	(2,229)	(23,549)	N/M

Total Compensation and Benefits	59,259	36,444	76,641	60,948	68,106	93,991	4,990	49,705	233,292	216,792	(16,500)	-7%
Other Operating Expenses	24,431	28,677	26,359	30,122	28,713	30,124	27,588	34,493	109,589	120,918	11,329	10%

Total Expenses	83,690	65,121	103,000	91,070	96,819	124,115	32,578	84,198	342,881	337,710	(5,171)	-2%

Total Economic Net Income (Loss)	$193,155	$18,731	$111,941	$161,702	$176,844	$275,288	$(317,695)	$106,687	$485,529	$241,124	$(244,405)	-50%

*	Transaction and Other Fees, Net, are net of amounts, if any, shared with limited partners including, for Private Equity, broken deal expenses.
**	Primarily placement fees.

continued...

THE BLACKSTONE GROUP L.P.

Exhibit 2a. Economic Net Income and Net Fee Related Earnings from Operations—Continued

(Unaudited, Dollars in Thousands)

	Three Months Ended								Twelve Months Ended
											Dec 31, 2011 vs.
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Dec 31,	Dec 31,	Dec 31, 2010
	2010	2010	2010	2010	2011	2011	2011	2011	2010	2011	$	%
Real Estate
Revenues
Management Fees
Base Management Fees	$83,060	$82,916	$83,232	$89,220	$95,439	$97,467	$97,925	$103,947	$338,428	$394,778	$56,350	17%
Transaction and Other Fees, Net *	1,942	2,979	8,538	46,455	21,543	49,288	19,551	19,128	59,914	109,510	49,596	83%
Management Fee Offsets **	(489)	(110)	(401)	(71)	(505)	(745)	(880)	(2,820)	(1,071)	(4,950)	(3,879)	N/M

Total Management Fees	84,513	85,785	91,369	135,604	116,477	146,010	116,596	120,255	397,271	499,338	102,067	26%

Performance Fees
Realized	5,948	16,319	5,010	13,011	2,593	20,832	5,308	3,740	40,288	32,473	(7,815)	-19%
Unrealized	11,391	21,117	69,910	154,553	368,104	429,458	(120,176)	239,690	256,971	917,076	660,105	N/M

Total Performance Fees	17,339	37,436	74,920	167,564	370,697	450,290	(114,868)	243,430	297,259	949,549	652,290	N/M

Investment Income (Loss)
Realized	2,632	3,900	2,159	2,560	2,919	11,394	7,313	6,346	11,251	27,972	16,721	149%
Unrealized	46,892	79,543	83,968	108,576	61,406	37,332	(26,060)	19,970	318,979	92,648	(226,331)	-71%

Total Investment Income (Loss)	49,524	83,443	86,127	111,136	64,325	48,726	(18,747)	26,316	330,230	120,620	(209,610)	-63%
Interest Income and Dividend Revenue	2,718	2,178	3,026	3,251	3,288	2,989	3,195	3,430	11,173	12,902	1,729	15%
Other	(1,876)	(390)	2,330	(400)	860	515	(1,390)	(1,046)	(336)	(1,061)	(725)	N/M

Total Revenues	152,218	208,452	257,772	417,155	555,647	648,530	(15,214)	392,385	1,035,597	1,581,348	545,751	53%

Expenses
Compensation and Benefits
Compensation	40,150	44,528	43,219	55,280	57,627	70,651	54,986	53,507	183,177	236,771	53,594	29%
Performance Fee Compensation
Realized	1,524	8,895	1,806	3,619	1,230	9,382	2,251	1,804	15,844	14,667	(1,177)	-7%
Unrealized	6,937	15,999	46,182	53,746	106,501	91,021	(30,510)	57,234	122,864	224,246	101,382	83%

Total Compensation and Benefits	48,611	69,422	91,207	112,645	165,358	171,054	26,727	112,545	321,885	475,684	153,799	48%
Other Operating Expenses	14,290	17,647	18,584	23,668	28,366	22,971	23,495	29,027	74,189	103,859	29,670	40%

Total Expenses	62,901	87,069	109,791	136,313	193,724	194,025	50,222	141,572	396,074	579,543	183,469	46%

Total Economic Net Income (Loss)	$89,317	$121,383	$147,981	$280,842	$361,923	$454,505	$(65,436)	$250,813	$639,523	$1,001,805	$362,282	57%

*	Transaction and Other Fees, Net, are net of amounts, if any, shared with limited partners.
**	Primarily placement fees.

continued...

THE BLACKSTONE GROUP L.P.

Exhibit 2a. Economic Net Income and Net Fee Related Earnings from Operations—Continued

(Unaudited, Dollars in Thousands)

	Three Months Ended								Twelve Months Ended
											Dec 31, 2011 vs.
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Dec 31,	Dec 31,	Dec 31, 2010
	2010	2010	2010	2010	2011	2011	2011	2011	2010	2011	$	%
Hedge Fund Solutions
Revenues
Management Fees
Base Management Fees	$63,866	$65,533	$69,305	$74,069	$75,612	$79,290	$79,355	$81,606	$272,773	$315,863	$43,090	16%
Transaction and Other Fees, Net *	809	870	846	1,047	727	861	740	470	3,572	2,798	(774)	-22%
Management Fee Offsets **	—	(72)	(163)	(95)	(124)	(196)	(258)	(402)	(330)	(980)	(650)	-197%

Total Management Fees	64,675	66,331	69,988	75,021	76,215	79,955	79,837	81,674	276,015	317,681	41,666	15%

Performance Fees
Realized	2,117	1,021	872	52,616	893	667	5,764	4,148	56,626	11,472	(45,154)	-80%
Unrealized	10,413	(2,596)	14,137	(18,972)	19,253	3,441	(19,861)	(2,059)	2,982	774	(2,208)	-74%

Total Performance Fees	12,530	(1,575)	15,009	33,644	20,146	4,108	(14,097)	2,089	59,608	12,246	(47,362)	-79%

Investment Income (Loss)
Realized	(250)	5,438	1,050	3,580	1,341	12,855	1,023	2,503	9,818	17,722	7,904	81%
Unrealized	11,880	(6,749)	7,831	6,399	7,120	(12,864)	(10,034)	(3,253)	19,361	(19,031)	(38,392)	N/M

Total Investment Income (Loss)	11,630	(1,311)	8,881	9,979	8,461	(9)	(9,011)	(750)	29,179	(1,309)	(30,488)	N/M
Interest Income and Dividend Revenue	475	353	498	543	516	472	500	537	1,869	2,025	156	8%
Other	(83)	(40)	270	(50)	104	(38)	18	7,818	97	7,902	7,805	N/M

Total Revenues	89,227	63,758	94,646	119,137	105,442	84,488	57,247	91,368	366,768	338,545	(28,223)	-8%

Expenses
Compensation and Benefits
Compensation	20,742	26,388	24,506	23,750	28,093	31,674	30,667	38,525	95,386	128,959	33,573	35%
Performance Fee Compensation
Realized	771	356	3,313	16,193	300	253	2,257	688	20,633	3,498	(17,135)	-83%
Unrealized	3,783	(977)	5,075	(6,814)	5,358	2,955	(7,214)	(865)	1,067	234	(833)	-78%

Total Compensation and Benefits	25,296	25,767	32,894	33,129	33,751	34,882	25,710	38,348	117,086	132,691	15,605	13%
Other Operating Expenses	11,285	12,353	12,388	15,334	13,008	16,075	14,421	21,568	51,360	65,072	13,712	27%

Total Expenses	36,581	38,120	45,282	48,463	46,759	50,957	40,131	59,916	168,446	197,763	29,317	17%

Total Economic Net Income	$52,646	$25,638	$49,364	$70,674	$58,683	$33,531	$17,116	$31,452	$198,322	$140,782	$(57,540)	-29%

*	Transaction and Other Fees, Net, are net of amounts, if any, shared with limited partners.
**	Primarily placement fees.

continued...

THE BLACKSTONE GROUP L.P.

Exhibit 2a. Economic Net Income and Net Fee Related Earnings from Operations—Continued

(Unaudited, Dollars in Thousands)

	Three Months Ended								Twelve Months Ended
											Dec 31, 2011 vs.
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Dec 31,	Dec 31,	Dec 31, 2010
	2010	2010	2010	2010	2011	2011	2011	2011	2010	2011	$	%
Credit Businesses
Revenues
Management Fees
Base Management Fees	$39,613	$47,670	$50,820	$56,860	$54,601	$57,420	$59,557	$66,969	$194,963	$238,547	$43,584	22%
Transaction and Other Fees, Net *	536	299	216	606	745	849	(26)	312	1,657	1,880	223	13%
Management Fee Offsets **	(689)	3	(19)	(19)	(18)	(105)	(67)	(200)	(724)	(390)	334	46%

Total Management Fees	39,460	47,972	51,017	57,447	55,328	58,164	59,464	67,081	195,896	240,037	44,141	23%

Performance Fees
Realized	(359)	27,928	15,343	64,968	9,725	37,354	14,791	84,728	107,880	146,598	38,718	36%
Unrealized	64,980	(15,239)	63,199	40,239	85,303	(7,246)	(55,125)	(27,682)	153,179	(4,750)	(157,929)	N/M

Total Performance Fees	64,621	12,689	78,542	105,207	95,028	30,108	(40,334)	57,046	261,059	141,848	(119,211)	-46%

Investment Income (Loss)
Realized	3,233	3,291	658	2,518	1,235	3,236	2,807	4,021	9,700	11,299	1,599	16%
Unrealized	7,835	(3,444)	5,350	(269)	4,532	5,437	(7,800)	(2,877)	9,472	(708)	(10,180)	N/M

Total Investment Income (Loss)	11,068	(153)	6,008	2,249	5,767	8,673	(4,993)	1,144	19,172	10,591	(8,581)	-45%
Interest Income and Dividend Revenue	673	403	1,252	710	453	902	1,404	610	3,038	3,369	331	11%
Other	(459)	(332)	330	(27)	98	(47)	(132)	(772)	(488)	(853)	(365)	-75%

Total Revenues	115,363	60,579	137,149	165,586	156,674	97,800	15,409	125,109	478,677	394,992	(83,685)	-17%

Expenses
Compensation and Benefits
Compensation	28,343	26,982	28,774	39,158	29,549	33,071	40,533	25,435	123,257	128,588	5,331	4%
Performance Fee Compensation
Realized	(559)	13,500	9,060	37,211	5,295	18,027	8,478	48,097	59,212	79,897	20,685	35%
Unrealized	37,536	(5,618)	34,760	16,717	45,202	(5,188)	(28,756)	(16,324)	83,395	(5,066)	(88,461)	N/M

Total Compensation and Benefits	65,320	34,864	72,594	93,086	80,046	45,910	20,255	57,208	265,864	203,419	(62,445)	-23%
Other Operating Expenses	8,290	12,167	9,669	8,980	15,357	10,226	11,210	13,162	39,106	49,955	10,849	28%

Total Expenses	73,610	47,031	82,263	102,066	95,403	56,136	31,465	70,370	304,970	253,374	(51,596)	-17%

Total Economic Net Income (Loss)	$41,753	$13,548	$54,886	$63,520	$61,271	$41,664	$(16,056)	$54,739	$173,707	$141,618	$(32,089)	-18%

*	Transaction and Other Fees, Net, are net of amounts, if any, shared with limited partners.
**	Primarily placement fees.

continued...

THE BLACKSTONE GROUP L.P.

Exhibit 2a. Economic Net Income and Net Fee Related Earnings from Operations—Continued

(Unaudited, Dollars in Thousands)

	Three Months Ended								Twelve Months Ended
											Dec 31, 2011 vs.
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Dec 31,	Dec 31,	Dec 31, 2010
	2010	2010	2010	2010	2011	2011	2011	2011	2010	2011	$	%
Financial Advisory
Revenues
Advisory Fees	$76,568	$134,099	$84,541	$130,932	$70,252	$102,243	$86,178	$123,567	$426,140	$382,240	$(43,900)	-10%
Transaction and Other Fees, Net	1	102	—	259	6	210	98	7	362	321	(41)	-11%

Total Advisory and Transaction Fees	76,569	134,201	84,541	131,191	70,258	102,453	86,276	123,574	426,502	382,561	(43,941)	-10%

Investment Income (Loss)
Realized	187	(49)	469	207	97	226	(44)	315	814	594	(220)	-27%
Unrealized	230	561	607	(864)	393	(15)	(171)	97	534	304	(230)	N/M

Total Investment Income (Loss)	417	512	1,076	(657)	490	211	(215)	412	1,348	898	(450)	-33%
Interest Income and Dividend Revenue	1,396	1,268	1,609	1,699	1,686	1,723	1,615	1,775	5,972	6,799	827	14%
Other	(932)	(342)	477	(1,115)	386	33	(304)	(498)	(1,912)	(383)	1,529	80%

Total Revenues	77,450	135,639	87,703	131,118	72,820	104,420	87,372	125,263	431,910	389,875	(42,035)	-10%

Expenses
Compensation and Benefits
Compensation	54,492	76,152	66,531	80,774	54,339	72,363	59,633	62,360	277,949	248,695	(29,254)	-11%

Total Compensation and Benefits	54,492	76,152	66,531	80,774	54,339	72,363	59,633	62,360	277,949	248,695	(29,254)	-11%
Other Operating Expenses	14,727	17,316	17,253	20,976	17,531	19,967	20,218	23,822	70,272	81,538	11,266	16%

Total Expenses	69,219	93,468	83,784	101,750	71,870	92,330	79,851	86,182	348,221	330,233	(17,988)	-5%

Economic Net Income	$8,231	$42,171	$3,919	$29,368	$950	$12,090	$7,521	$39,081	$83,689	$59,642	$(24,047)	-29%

continued...

THE BLACKSTONE GROUP L.P.

Exhibit 2b. Reconciliation of Income (Loss) Before Provision (Benefit) for Taxes to Total Segments, Economic Net Income (Loss), of

Total Segments, Economic Net Income (Loss) to Net Fee Related Earnings from Operations, of Net Fee Related Earnings from

Operations to Distributable Earnings and of Earnings Before Interest, Taxes and Depreciation and Amortization from Net Fee

Related Earnings from Operations to Net Fee Related Earnings from Operations

(Unaudited, Dollars in Thousands)

	Three Months Ended								Twelve Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	December 31, 2010	December 31, 2011
Income (Loss) Before Provision (Benefit) for Taxes	$(227,671)	$(636,928)	$143,302	$198,643	$117,214	$248,796	$(994,412)	$740,603	$(522,654)	$112,201
IPO and Acquisition-Related Charges (a)	726,722	749,930	438,568	453,975	427,227	430,829	264,068	147,808	2,369,195	1,269,932
Amortization of Intangibles (b)	39,512	40,822	40,872	44,172	44,174	44,905	45,665	51,178	165,378	185,922
(Income) Loss Associated with Non-Controlling Interests in (Income) Loss of Consolidated Entities (c)	(153,461)	67,647	(254,651)	(90,684)	71,056	92,548	310,129	(456,817)	(431,149)	16,916

Total Segments
Total Segments, Economic Net Income (Loss)	385,102	221,471	368,091	606,106	659,671	817,078	(374,550)	482,772	1,580,770	1,584,971
Performance Fees Adjustment (d)	(186,214)	(25,636)	(258,784)	(455,655)	(600,797)	(673,058)	457,279	(357,950)	(926,289)	(1,174,526)
Investment Income (Loss) Adjustment (e)	(156,828)	(102,907)	(142,523)	(146,291)	(126,076)	(137,569)	134,106	(55,725)	(548,549)	(185,264)
Investment Income—Blackstone’s Treasury Cash Management Strategies (f)	3,665	5,062	11,226	(4,676)	1,302	4,038	(3,011)	2,271	15,277	4,600
Performance Fee Compensation and Benefits Adjustment (g)	62,341	21,987	129,285	143,349	177,068	145,808	(100,892)	94,728	356,962	316,712
Taxes Payable (h)	(9,321)	(12,062)	5,619	(20,093)	(12,622)	(12,734)	(5,290)	(13,752)	(35,857)	(44,398)

Net Fee Related Earnings from Operations	98,745	107,915	112,914	122,740	98,546	143,563	107,642	152,344	442,314	502,095
Realized Performance Fees (i)	46,140	23,495	41,077	122,635	81,057	32,504	(2,646)	17,494	233,347	128,409
Realized Investment Income (Loss) (j)	5,307	15,721	14,276	11,611	23,499	30,732	31,647	16,697	46,915	102,575
Adjustment Related to Realized Investment Income—Blackstone’s Treasury Cash Management Strategies (k)	(1,264)	512	(4,874)	(2,156)	(1,010)	(2,343)	(309)	(2,395)	(7,782)	(6,057)
Other Payables Including Payable Under Tax Receivable Agreement	(232)	(68)	2,923	(15,633)	(177)	(13,578)	(10,589)	(5,954)	(13,010)	(30,298)

Distributable Earnings	$148,696	$147,575	$166,316	$239,197	$201,915	$190,878	$125,745	$178,186	$701,784	$696,724

Earnings Before Interest, Taxes and Depreciation and Amortization from Net Fee Related Earnings from Operations (l)	$115,013	$138,889	$129,847	$226,617	$137,423	$183,770	$140,190	$255,702	$610,366	$717,085

(a)	This adjustment adds back to Income (Loss) Before Provision for Taxes amounts for Transaction-Related Charges which include principally equity-based compensation charges associated with Blackstone’s initial public offering and long-term retention programs outside of annual deferred compensation and other corporate actions.
(b)	This adjustment adds back to Income (Loss) Before Provision for Taxes amounts for the Amortization of Intangibles which are associated with Blackstone’s initial public offering and other corporate actions.
(c)	This adjustment adds back to Income (Loss) Before Provision for Taxes the amount of (Income) Loss Associated with Non-Controlling Interests in (Income) Loss of Consolidated Entities and includes the amount of Management Fee Revenues associated with Consolidated CLO Entities.

continued...

THE BLACKSTONE GROUP L.P.

Exhibit 2b. Reconciliation of Income (Loss) Before Provision (Benefit) for Taxes to Total Segments, Economic Net Income (Loss), of Total Segments, Economic Net Income (Loss) to Net Fee Related Earnings from Operations, of Net Fee Related Earnings from Operations to Distributable Earnings and of Earnings Before Interest, Taxes and Depreciation and Amortization from Net Fee Related Earnings from Operations to Net Fee Related Earnings from Operations

(Unaudited, Dollars in Thousands)

(d)	This adjustment removes from ENI the total segment amount of Performance Fees.

(e)	This adjustment removes from ENI the total segment amount of Investment Income (Loss).

(f)	This adjustment represents the realized and unrealized gain on Blackstone’s Treasury cash management strategies which are a component of Investment Income (Loss) but included in Net Fee Related Earnings.

(g)	This adjustment removes from expenses the compensation and benefit amounts related to Blackstone’s profit sharing plans related to Performance Fees.

(h)	Represents an implied payable for income taxes calculated using a similar methodology applied in calculating the current provision for The Blackstone Group L.P.

(i)	Represents the adjustment for realized Performance Fees net of corresponding actual amounts due under Blackstone’s profit sharing plans related thereto.

(j)	Represents the adjustment for Blackstone’s Investment Income (Loss)—Realized.

(k)	Represents the elimination of Realized Investment Income (Loss) attributable to Blackstone’s Treasury cash management strategies which is a component of both Net Fee Related Earnings from Operations and Realized Investment Income (Loss).

(l)	Earnings Before Interest, Taxes and Depreciation and Amortization from Net Fee Related Earnings from Operations represents Net Fee Related Earnings from Operations adding back the implied cash taxes payable component from the Distributable Earnings reconciliation presented above, which is included in (h), segment interest and depreciation and amortization, and segment amortization of non-cash deferred compensation awards. The cash taxes payable component of (h) was $9.3 million, $12.1 million, $(5.6) million, $20.1 million, $12.6 million, $12.7 million, $5.3 million and $13.8 million for the three months ended March 31, 2010, June 30, 2010, September 30, 2010, December 31, 2010, March 31, 2011, June 30, 2011, September 30, 2011 and December 31, 2011, respectively. The cash taxes payable component of (h) was $44.4 million and $35.9 million for the years ended December 31, 2011 and 2010, respectively. Interest was $6.3 million, $6.8 million, $10.3 million, $13.2 million, $12.7 million, $13.1 million, $12.6 million and $14.8 million for the three months ended March 31, 2010, June 30, 2010, September 30, 2010, December 31, 2010, March 31, 2011, June 30, 2011, September 30, 2011 and December 31, 2011, respectively. Interest was $53.2 million and $36.7 million for the years ended December 31, 2011 and 2010, respectively. Depreciation and amortization was $6.4 million, $6.1 million, $6.6 million, $7.6 million, $8.2 million, $7.8 million, $8.3 million and $8.5 million for the three months ended March 31, 2010, June 30, 2010, September 30, 2010, December 31, 2010, March 31, 2011, June 30, 2011, September 30, 2011 and December 31, 2011, respectively. Depreciation and amortization was $32.8 million and $26.6 million for the years ended December 31, 2011 and 2010, respectively. Amortization of non-cash deferred compensation was $(5.8) million, $6.0 million, $5.7 million, $63.0 million, $5.4 million, $6.6 million, $6.4 million and $66.3 million for the three months ended March 31, 2010, June 30, 2010, September 30, 2010, December 31, 2010, March 31, 2011, June 30, 2011, September 30, 2011 and December 31, 2011, respectively. Amortization of non-cash deferred compensation was $84.6 million and $68.9 million for the years ended December 31, 2011 and 2010, respectively.

THE BLACKSTONE GROUP L.P.

Exhibit 3. Distributable Earnings

(Dollars in Thousands)

The following table calculates Blackstone’s Distributable Earnings. Distributable Earnings is a supplemental measure of performance to assess amounts available for distributions to Blackstone unitholders, including Blackstone personnel.

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Fee Related Earnings
Revenues
Total Management and Advisory Fees (a)	$495,637	$474,725	$1,877,545	$1,631,046
Interest and Dividend Revenue (a)	10,003	10,289	38,844	36,096
Other (a)	5,695	(1,192)	7,415	(618)
Investment Income—Blackstone’s Treasury Cash Management Strategies (b)	2,271	(4,676)	4,600	15,277

Total Revenues	513,606	479,146	1,928,404	1,681,801

Expenses
Compensation and Benefits—Compensation (a)	225,438	237,233	960,569	859,114
Other Operating Expenses (a)	122,072	99,080	421,342	344,516
Cash Taxes (c)	13,752	20,093	44,398	35,857

Total Expenses	361,262	356,406	1,426,309	1,239,487

Net Fee Related Earnings from Operations	152,344	122,740	502,095	442,314

Performance Fees, Net of Compensation
Performance Fees—Realized (a)	64,224	195,369	227,936	361,663
Compensation and Benefits—Performance Fee Compensation—Realized (a)	(46,730)	(72,734)	(99,527)	(128,316)

Total Performance Fees, Net of Compensation	17,494	122,635	128,409	233,347

Investment Income and Other
Investment Income—Realized (a)	16,697	11,611	102,575	46,915
Adjustment Related to Realized Investment Income—Blackstone’s Treasury Cash Management Strategies (d)	(2,395)	(2,156)	(6,057)	(7,782)
Other Payables Including Payable Under Tax Receivable Agreement	(5,954)	(15,633)	(30,298)	(13,010)

Total Investment Income and Other	8,348	(6,178)	66,220	26,123

Distributable Earnings	$178,186	$239,197	$696,724	$701,784

(a)	Represents the total segment amounts of the respective captions.
(b)	Represents the inclusion of Investment Income from Blackstone’s Treasury cash management strategies.
(c)	Represents the provisions for and/or adjustments to income taxes that were calculated using a similar methodology applied in calculating the current provision for The Blackstone Group L.P.
(d)	Represents the elimination of Realized Investment Income attributable to Blackstone’s Treasury cash management strategies which is a component of Net Fee Related Earnings from Operations.

THE BLACKSTONE GROUP L.P.

Exhibit 4. Total GAAP Weighted-Average Common Units Outstanding—Basic and Diluted and Reconciliation of Total GAAP Weighted-Average Common Units Outstanding—Basic and Diluted to Weighted-Average Economic Net Income Adjusted Units with End of Period Economic Net Income Adjusted Units Outstanding and Reconciliation of Total GAAP Common Units Outstanding to Distributable Earnings Units Outstanding

The following table provides Blackstone’s Total GAAP Weighted-Average Common Units Outstanding—Basic and Diluted.

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Total GAAP Weighted-Average Common Units Outstanding—Basic and Diluted (a)	490,511,637	389,804,253	475,582,718	364,021,369

The following table provides a reconciliation of Blackstone’s Total GAAP Weighted-Average Common Units Outstanding—Basic and Diluted to Weighted-Average Economic Net Income Adjusted Units and presents the end of period Economic Net Income Adjusted Units Outstanding.

	Three Months Ended December 31,		As of and for the Year Ended December 31,
	2011	2010	2011	2010
Total GAAP Weighted-Average Common Units Outstanding—Basic and Diluted	490,511,637	389,804,253	475,582,718	364,021,369
Adjustments:
Weighted-Average Blackstone Holdings Partnership Units	613,105,891	712,339,304	628,115,753	736,772,290
Weighted-Average Unvested Deferred Restricted Common Units	12,469,282	11,146,014	9,244,394	4,366,661

Weighted-Average Economic Net Income Adjusted Units	1,116,086,810	1,113,289,571	1,112,942,865	1,105,160,320

Economic Net Income Adjusted Units, End of Period			1,108,034,890	1,116,771,651

The following table provides a reconciliation of Blackstone’s Total GAAP Common Units Outstanding to Distributable Earnings Units Outstanding.

	December 31,
	2011	2010
Total GAAP Common Units Outstanding (b)	495,599,976	420,631,857
Adjustments:
Blackstone Holdings Partnership Units	608,718,156	681,451,592

Distributable Earnings Units Outstanding (c)	1,104,318,132	1,102,083,449

(a)	Unvested Deferred Restricted Common Units and Blackstone Holdings Partnership Units are anti-dilutive for the three and twelve months periods presented due to Net Losses in each of the periods presented.
(b)	Common unit holders receive tax benefits from deductions taken by Blackstone’s corporate tax paying subsidiaries and bear responsibility for the deduction from Distributable Earnings of the Payable Under the Tax Receivable Agreement and certain other tax-related payables.
(c)	Excludes units which are not entitled to distributions.

THE BLACKSTONE GROUP L.P.

Exhibit 5. Assets Under Management

(Dollars in Thousands)

	As of and for the Periods Ended December 31,
	2011	2010
Total Assets Under Management (End of Period)
Private Equity	$45,863,673	$29,319,136
Real Estate	42,852,669	33,165,124
Hedge Fund Solutions	40,534,768	34,587,292
Credit Businesses	36,977,394	31,052,368

	$166,228,504	$128,123,920

Fee-Earning Assets Under Management (End of Period)
Private Equity	$37,237,791	$24,188,555
Real Estate	31,236,540	26,814,714
Hedge Fund Solutions	37,819,636	33,159,795
Credit Businesses	30,462,786	25,337,158

	$136,756,753	$109,500,222

Weighted-Average Fee-Earning Assets Under Management (Three Months Ended)
Private Equity	$37,147,118	$24,261,703
Real Estate	31,474,333	25,186,050
Hedge Fund Solutions	38,452,740	32,833,483
Credit Businesses	29,802,567	24,662,395

	$136,876,758	$106,943,631

Weighted-Average Fee-Earning Assets Under Management (Year Ended)
Private Equity	$36,119,173	$24,402,498
Real Estate	28,377,319	24,155,125
Hedge Fund Solutions	37,372,569	30,464,728
Credit Businesses	27,603,964	23,070,117

	$129,473,025	$102,092,468

THE BLACKSTONE GROUP L.P.

Exhibit 6. Limited Partner Capital Invested Metrics

(Dollars in Thousands)

	As of and for the Periods Ended December 31,
	2011	2010
Limited Partner Capital Invested (Three Months Ended)
Private Equity	$1,093,406	$116,899
Real Estate	995,643	2,314,891
Hedge Fund Solutions	288,237	73,443
Credit Businesses	1,028,639	294,574

	$3,405,925	$2,799,807

Limited Partner Capital Invested (Year Ended)
Private Equity	$3,828,428	$1,653,493
Real Estate	6,141,416	4,072,527
Hedge Fund Solutions	889,259	223,981
Credit Businesses	2,650,137	1,407,993

	$13,509,240	$7,357,994

Fund Level Unrealized Value (a) (End of Period)
Private Equity
Cost	$22,340,158	$20,065,870

Unrealized Value	$24,481,757	$21,923,177

Real Estate
Cost	$21,421,451	$16,121,104

Unrealized Value	$27,410,054	$18,698,405

Credit Businesses
Cost	$5,379,019	$3,681,137

Unrealized Value	$5,752,512	$4,267,377

(a)	Cost and unrealized value represent the limited partners’ share, including co-investments arranged by Blackstone, of those fund level investments on which carried interest can be earned, before carried interest allocations to Blackstone, when a fund achieves cumulative investment returns in excess of a specified rate.

THE BLACKSTONE GROUP L.P.

Exhibit 7. Definitions of Non-GAAP Financial Information

Blackstone discloses the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“non-GAAP”) in the attached press release:

•

Blackstone uses Economic Net Income, or “ENI”, as a key measure of value creation, a benchmark of its performance and in making resource deployment and compensation decisions across its five segments. ENI represents segment net income before taxes excluding transaction-related charges. Transaction-related charges arise from Blackstone’s initial public offering (“IPO”) and long-term retention programs outside of annual deferred compensation and other corporate actions, including acquisitions. Transaction-related charges include equity-based compensation charges, the amortization of intangible assets and contingent consideration associated with acquisitions. ENI presents revenues and expenses on a basis that deconsolidates the investment funds Blackstone manages.

•

Economic Net Income After Taxes represents ENI adjusted to reflect the implied provision (benefit) for income taxes calculated using a similar methodology as applied in calculating the tax provision (benefit) for The Blackstone Group L.P. but consistent with the ENI concepts as noted above.

•

Blackstone uses Net Fee Related Earnings from Operations as a key measure to highlight earnings from operations excluding: (a) the income related to performance fees and related carry plan costs, (b) income earned from Blackstone’s investments in the Blackstone Funds, and (c) realized and unrealized gains (losses) from other investments except for such gains (losses) from Blackstone’s Treasury cash management strategies. Blackstone uses Net Fee Related Earnings from Operations as a measure to assess whether recurring revenue from its businesses is sufficient to adequately cover all of its operating expenses and generate profits. Net Fee Related Earnings from Operations equals contractual fee revenues, investment income from Blackstone’s Treasury cash management strategies and interest income, less (a) compensation expenses (which includes amortization of non-IPO and non-acquisition-related equity-based awards, but excludes amortization of IPO and acquisition-related equity-based awards, carried interest and incentive fee compensation), (b) other operating expenses, and (c) cash taxes due on earnings from operations as calculated using a similar methodology as applied in calculating the current tax provision (benefit) for The Blackstone Group L.P.

•

Blackstone uses Earnings Before Interest, Taxes and Depreciation and Amortization from Net Fee Related Earnings from Operations (“EBITDA-NFRE”) as a measure of segment performance and an indicator of its ability to cover recurring operating expenses. EBITDA-NFRE equals Net Fee Related Earnings from Operations before segment interest expense, segment depreciation and amortization, segment amortization of non-cash deferred compensation and the cash taxes included in Net Fee Related Earnings from Operations.

•

Distributable Earnings, which is derived from Blackstone’s segment reported results, is a supplemental measure to assess performance and amounts available for distributions to Blackstone unitholders, including Blackstone personnel and others who are limited partners of the Blackstone Holdings partnerships. Distributable Earnings is intended to show the amount of net realized earnings without the effects of the consolidation of the Blackstone Funds.

Distributable Earnings, which is a component of Economic Net Income, is the sum across all segments of: (a) Total Management and Advisory Fees, (b) Interest and Dividend Revenue, (c) Other Revenue, (d) Realized Performance Fees, and (e) Realized Investment Income (Loss); less (a) Compensation, (b) Realized Performance Fee Compensation, (c) Other Operating Expenses, and (d) Cash Taxes and Payables Under the Tax Receivable Agreement. Distributable Earnings is reconciled to Blackstone’s Consolidated Statement of Operations. It is Blackstone’s current intention that on an annual basis it will distribute to unitholders all of its Distributable Earnings, less realized investment gains and returns of capital from investments and acquisitions, in excess of amounts determined by its general partner to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and funds, to comply with applicable law, any of its debt instruments or other agreements, or to provide for future distributions to its unitholders for any ensuing quarter.

THE BLACKSTONE GROUP L.P.

Exhibit 7. Definitions of Non-GAAP Financial Information

Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included within this press release. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.